 Exhibit 10.2

PATENTS PURCHASE AGREEMENT

This Patents Purchase Agreement (this “Agreement”), dated as of the 19th day of May 2021 (the “Effective Date”), is entered into by and between F&T Water Solutions, LLC, a Florida limited liability company (“F&T” or “Seller”), and NaturalShrimp Incorporated, a Nevada corporation, that is traded on the OTC Markets under OTCQB tier under the symbol “SHMP” (“Buyer” or “NSI”).

RECITALS

(a)           NSI and F&T have jointly developed and patented a water treatment technology used or useful in growing aquatic species in re-circulating and enclosed environments (the “Patent”) with each party owning a fifty percent (50%) interest.

(b)           F&T desires to sell to Buyer, and Buyer desires to purchase from F&T, F&T’s remaining interest in the Patent and all other intellectual property rights owned by F&T;

(c)           In addition, a second patent associated with the first Patent was issued to F&T on March 6, 2018 under US Patent No. 9,908,794 (B2);

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
PURCHASE AND SALE

Section 1.01 Purchase and Sale of Patents. On the terms and subject to the conditions set forth herein, at the Closing (as hereinafter defined), Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, Seller’s interest in both Patents, free and clear of any Encumbrance, other than the Judgment, including, without limitation, all of F&T’s Patent and Intellectual Property Rights (as defined in Exhibit “A” attached hereto and made a part hereof) and including, all domestic and foreign patents, patent applications, patents pending, copyrights, designs and know how.

Section 1.02 Purchase Price. The Purchase Price Buyer shall pay to Seller for the Patents and Intellectual Property Rights shall be seven Million Dollars ($7,000,000) payable as follows:

(a)  Two Million Dollars ($2,000,000), in cash at Closing (“Closing Cash Payment”) and

(b) Five Million Dollars ($5,000,000) worth of NaturalShrimp Incorporated’s common shares, fully paid and non-assessable, at a price per share equal to the “asking” price of a share at the close of the market on the day before Closing, subject, however to that certain “Lock Out and Leak Out” Agreement, the form of which is attached hereto as Exhibit D (the “NSI Securities);

 ARTICLE II
CLOSING

Section 2.01 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) will take place electronically at a time to be mutually agreed upon by F&T and NSI at a time and date as may be mutually agreed by F&T and NSI but in no event later than May 31, 2021. The date on which the Closing occurs is referred to herein as the “Closing Date” and the Closing shall be deemed effective as of 12:01 a.m. on the Closing Date.

Section 2.02 Closing Deliverables.

(a) At the Closing, F&T shall deliver to Buyer the following:

(i) An Assignment of the Patents duly signed and authorized by an officer of F&T authorized to sign same the form of which is attached as Exhibit B (the “the Patents Assignment”);

(ii) A “Lock Out and Leak-Out Agreement executed by the Class A and Class B members of F&T the form of which is attached hereto as Exhibit D;

(iii) The duly authorized and executed Escrow Agreement, the form of which is attached hereto as Exhibit E;

(iv) The duly executed Non-Competition, Non-Circumvention Agreement;

(v) a certificate of the Secretary (or equivalent officer) of F&T to Buyer certifying as to (A) the resolutions of the board of directors or Managers of F&T, which authorize the execution, delivery and performance of this Agreement by F&T, including all documents to be delivered pursuant to Section 2.02(a), and the other agreements, instruments and documents required to be delivered in connection with this Agreement or at the Closing (collectively and for any party, the "Transaction Documents") and the consummation of the transactions contemplated hereby and thereby and (B) the names and signatures of the officers of F&T authorized to sign this Agreement and the other Transaction Documents; and

(vi) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required by F&T to give effect to the transactions contemplated by this Agreement.

(b) At the Closing, Buyer shall deliver the following:

(i) the Closing Cash Payment to F&T;

(ii) the NSI Securities, fully paid and non-assessable delivered to TranShare Corportion for the benefit of F&T subject however to that certain Lock out and Leak Out Agreement;

(iii) The countersigned documents as necessary or required to affect the Closing;

(iv) a certificate of the Secretary (or equivalent officer) of Buyer to F&T certifying as to (A) the resolutions of the Board of Directors of Buyer, which authorize the execution, delivery and performance of this Agreement, including all documents to be delivered pursuant to this Section 2.02(b), and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby and (B) the names and signatures of the officers of Buyer authorized to sign this Agreement and the other Transaction Documents; and

(v) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to the transactions contemplated by this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this ARTICLE III are true and correct as of the date hereof.

Section 3.01 Organization and Authority of F&T; Enforceability. F&T is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida. Seller has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by Seller’s board of directors or Manager(s). This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

Section 3.02 No Conflicts; Consents. The execution, delivery and performance by the Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the organizational documents of Seller; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or the Purchased Assets, including without limitation, the Judgment of the US Bankruptcy Court (which is subject to the Escrow Agreement); (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Seller is a party or to which the Patents or other Intellectual Property are subject; or (d) result in the creation or imposition of any Encumbrance on the Patents or other Intellectual Property. Except as otherwise set forth in this Agreement, no consent, approval, waiver or authorization is required to be obtained by Seller from any person or entity (including any Governmental Authority) in connection with the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.03 Legal Proceedings. There is no Action of any nature currently pending or, to Seller’s knowledge, threatened against or by Seller that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Seller’s knowledge, no event has occurred, or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 3.04 Title to Patents. F&T has good and indefeasible title to its fifty percent (50%) interest in the first Patent and one hundred percent as to the second Patent, free and clear of all Encumbrances other than the Judgment. With the exception of the Judgment, Buyer shall receive at the Closing good and indefeasible title to F&T’s ownership interest in the Patents, free and clear of all Encumbrances, and at the Closing, the Patents shall not be subject to any Liability or obligations (including under theories of successor liability) other than the Judgment which is the subject of the Escrow Agreement. Seller has not entered into any agreements, assignments for the benefit of creditors or otherwise which would limit Seller’s ability to transfer title to the Patents.

Section 3.05 Taxes. Seller has duly filed, or will duly file in a timely manner, with the relevant Tax authorities all returns with respect to Taxes relating to Seller including estimated Tax returns and other information returns and reports which they are required to file, and each such document is complete, accurate and in accordance with all requirements of applicable Law. There are no Tax liens in effect with respect to the Patents.

Section 3.06 Intellectual Property Rights. To the best of Seller’s knowledge, Seller is not infringing upon or otherwise acting adversely to the right of any Person under or with respect to any Intellectual Property Rights, nor has Seller received written notice of any such claim. Seller is not obligated pursuant to any contract or agreement to make any payments by way of royalties, fees or otherwise with respect to the Patents or any of Seller’s other Intellectual Property Rights.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to F&T that the statements contained in this ARTICLE IV are true and correct as of the date hereof. For purposes of this ARTICLE IV,

Section 4.01  Organization and Authority of Buyer; Enforceability. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. Buyer has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by Buyer’s Board of Directors. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 4.02  No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer. No consent, approval, waiver or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.03 Legal Proceedings. There is no Action of any nature pending or, to Buyer’s knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred, or circumstances exist that may give rise to, or serve as a basis for, any such Action.

ARTICLE V
COVENANTS

Section 5.01 Transfer Taxes. Transfer, sales, use, registration, documentary, stamp, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne and paid by Seller when due. Seller shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

Section 5.02 Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions, without additional consideration or undue delay as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

ARTICLE VI
CONDITIONS PRECEDENT TO CLOSING

Section 6.01 Conditions Precedent to Seller’s Obligations. The obligations of Seller at the Closing shall be subject to the satisfaction of the following conditions precedent at Closing (each of which may be waived by Seller):

(a) Representations. All representations and warranties of Buyer contained herein shall be true and correct on the Closing Date in all material respects as if made on such date; all agreements of Buyer contained herein shall have been complied with; and Seller shall have received a certification of Buyer, dated the Closing Date, to each such effect.

(b) Closing Deliveries. Buyer shall have executed and delivered the Transaction Documents required by Section 2.02(b).

(c) Approval of the Board of Buyer. The board of directors of Buyer shall have approved the Agreement and the transactions contemplated hereby.

(d) Actions or Proceedings. No preliminary or permanent injunction or other order by any federal or state court of competent jurisdiction that makes it illegal or otherwise prevents the consummation of the transactions contemplated hereby shall have been issued and shall remain in effect.

Section 6.02 Conditions Precedent to the Buyer’s Obligations. The obligations of Buyer at the Closing shall be subject to the satisfaction of the following conditions precedent at Closing (each of which may be waived by the Buyer):

(a) Representations. All representations and warranties of F&T contained herein shall be true and correct in all material respects on the Closing Date as if made on such date.

(b) Member Approval. The Class A Members of F&T, by written consent, shall have approved this Agreement and the transactions contemplated hereby.

(c) Judgment. F&T will have provided to Buyer such security or protection to the reasonable satisfaction of Buyer, in its sole discretion, to protect Buyer from any claims or collection actions relating to the Judgment as described in Exhibit A.

(d) F&T Closing Deliveries. F&T shall have executed and delivered the Transaction Documents required by Section 2.02(a) including the Non-competition and Non-solicitation Agreement.

(e) Board of Directors Approval. The Board of Directors or Managers of Seller shall have approved of the Agreement and the transactions contemplated hereby.

(f) Actions or Proceedings. No preliminary or permanent injunction or other order by any federal or state court of competent jurisdiction that makes it illegal or otherwise prevents the consummation of the transactions contemplated hereby shall have been issued and shall remain in effect.

ARTICLE VII
INDEMNIFICATION

Section 7.01 Survival. Except as it relates to Buyer’s payment of the Purchase Price, including Buyer’s payment of the Closing Cash Payment and Buyer’s delivery of the NSI Securities, all representations, warranties, covenants and agreements contained herein and all related rights to indemnification shall survive the Closing for a period ending twelve (12) months following the Closing Date (“Survival Period”). Neither Seller nor Buyer shall be liable to the other party with respect to any claim for the breach or inaccuracy of any representation or warranty pursuant to this Agreement unless written notice of a claim thereof is delivered to the other party prior to expiration of the Survival Period. Notwithstanding the foregoing, the Survival Period shall limit and apply only to a breach of warranties and representations.

Section 7.02 Indemnification by Seller. Seller shall defend, indemnify and hold harmless Buyer, its affiliates and their respective stockholders, directors, officers and employees from and against all Losses arising from or relating to:

(a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or any document to be delivered hereunder;

(b) all Liabilities of Seller.

(c) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement or any document to be delivered hereunder; or

(d) third party litigation for matters arising prior to Closing whether or not asserted prior to or after Closing but unrelated to any attempt to restrain the Closing.

(e) Collection or attempt to collect the Judgment and any proceedings associated therewith.

(f) Any claim for infringement of Intellectual Property transferred or assigned to Buyer hereunder

Section 7.03    Indemnification by Buyer. Buyer shall defend, indemnify and hold harmless F&T, its affiliates and their respective stockholders, directors, officers and employees from and against all Losses, arising from or relating to:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or any document to be delivered hereunder; or

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement or any document to be delivered hereunder.

(c) third party litigation for matters arising subsequent to Closing but unrelated to any attempt to cancel, undo or terminate Closing.

Section 7.04   Indemnification Procedures. Whenever any claim shall arise for indemnification within the Survival Period, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim (a ”Claim Notice”) to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a person or entity who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 7.05     Tax Treatment of Indemnification Payments. All indemnification payments made by F&T under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by law.

Section 7.06     Certain Limitations.

(a)           The aggregate amount of all Losses for which Seller shall be liable under this Article VII shall not exceed Two Million Dollars ($2,000,000), provided however, the limitations imposed by the Survival Period or the dollar limitation shall not apply to the Judgment defined in Exhibit A. Seller’s indemnification shall continue so long as the Judgment is extant or enforceable.

(b)           In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple.

(c)           Buyer shall not communicate with any third-party individual or entity regarding the Judgment or any liability there under without the prior approval of Seller. Seller shall have exclusive authority to negotiate any payment due under the Judgment. Any violation of this limitation will excuse Seller’s indemnification obligations regarding the Judgment.

Section 7.07    Exclusive Remedies. Except as otherwise set forth herein, Seller and Buyer acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud on the part of a party hereto in connection with the transactions contemplated by this Agreement or the Judgment) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article VII.

ARTICLE VIII
MISCELLANEOUS

Section 8.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 8.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given their principal office as reflected in the records of the Secretary of State of the State in which they are incorporated.

If to Seller:	Mark George Address: Phone: Email: Attention: Mark George The Liles Firm, PA Address: Email:
If to Buyer:	NaturalShrimp Incorporated 15150 Preston Road, Suite 300 Dallas, TX 75248Phone: Email: Attention: Gerald Easterling
with a copy to: (which shall not constitute notice)	Law Offices of W. Steven Walker Address: Phone: Email: Attention: W. Steven Walker

Section 8.03 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 8.04 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 8.05 Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the documents to be delivered hereunder, the Exhibits and Schedules, the statements in the body of this Agreement will control.

Section 8.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 8.07 No Third-party Beneficiaries. Except as provided in Article VII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.08 Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by all parties hereto.

Section 8.09 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 8.10 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Iowa or any other jurisdiction).

Section 8.11 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 8.12 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 8.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

ARTICLE IX DEFINITIONS

Section 8.01 Definitions. For the purpose of this Agreement, certain capitalized terms have the meaning given to them within the provisions of this Agreement and other capitalized terms have the meaning given them in Exhibit “A” which is incorporated herein by this reference.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

F&T WATER SOLUTIONS, LLC
By: /s/Mark George Name: Mark George Title: Managing Partner
NATURALSHRIMP INCORPORATED
By: /s/Gerald Easterling Name: Gerald Easterling Title: President

LIST OF SCHEDULES AND EXHIBITS

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Exhibit A: Definitions

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Exhibit B: Assignment of Patents

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Exhibit C: Assignment of NSI Securities

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Exhibit D: Lock Up and Leak Out Letter

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Exhibit E: Escrow Agreement

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Schedule 1.01(b): Intellectual Property Rights

EXHIBIT A

(Definitions)

“Action” means any claim, action, cause of action, demand lawsuit, formal or informal arbitration or mediation, notice of violation or potential violation, inquiry, proceeding or investigation by or before any Governmental Authority or private authority.

“Agreement” means this Patents Purchase Agreement among Buyer and Seller (including the Exhibits and the Disclosure Schedules).

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Bankruptcy Code” means Title 11 of the United States Code.

“Claim Notice” means a notice of claim for indemnification pursuant to Section 7.04.

“Closing” has the meaning specified in Section 2.01.

‘Closing Cash Payment” has the meaning specified in Section 2.04

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consents” means those authorizations, consents, waivers, orders, approvals and clearances of Governmental Authorities and officials and other Persons which are necessary for the sale and transfer to Buyer of the Purchased Assets or the consummation of the Transactions where the approval of any other Person may be required.

“Dispute Notice” means a notice disputing the propriety or amount of a Claim Notice pursuant to Section 7.04.

“Encumbrance” means any security interest, pledge, mortgage, deed of trust, lien (including Tax liens), charge, judgment, encumbrance, adverse claim, claim arising under Section 506(c) of the Bankruptcy Code, preferential arrangement, fraudulent transfer or other avoidance claim or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, and any lien, interest, restriction or limitation arising from or relating to personal or other property tax, sales and transaction privilege, claim of successor liability for any alleged unpaid sales or other tax, and any other lien or assessment of any Governmental Authority, whether or not allowable, recorded or contingent.

“Escrow Agreement” means that certain agreement executed contemporaneously with the Patents Purchase Agreement to secure F&T’s Indemnification Obligation with respect to the Judgment.

“Governmental Authority” means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Intellectual Property Rights” means any and all rights in, arising out of or associated with any of the following, (a) issued patents and patent applications (whether provisional or non-provisional) including divisionals, continuation, continuation-in-part, substitution reissue, reexaminations, extensions or restorations or any of the foregoing and other Governmental Authority-issued indicia of invention ownership (including certificates of invention, petty patents and patent utility models) (the “Patents”); (b) trademarks, trade names and service marks (“Trademarks”); (c) trade secrets, know-how, inventions (whether or not patentable) improvements, technology, data bases, data compilation and collection, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein (“Trade Secrets”) (d) copywrites, designs, industrial designs, , royalties, secret processes, formulae, and all applications, registrations, renewals and other rights relating to the foregoing (whether or not any registration or filing has been made with respect thereto).

“IRS” means the Internal Revenue Service of the United States.

“Judgment” means that certain Judgment dated February 19, 2016 rendered against F&T in Adversary Proceeding No. 15-04084-rfn in the Latitude Solutions Bankruptcy in the amount of $350.125.00 plus pre-judgment interest in the amount of $5,251.87, attorneys fees in the amount of $4,070.00 and post-judgment interest at the rate of 1.5% per month.

“Latitude Solutions Bankruptcy” means the bankruptcy proceedings in In Re: Latitutde Solutions, Inc, Case No. 12-46295-rfn-11

“Liabilities” means all debts, liabilities and obligations, whether legal or equitable, accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, foreseen or unforeseen, ordinary or extraordinary, patent or latent, including those arising under any Law or Action and those arising under any contract, agreement, arrangement, commitment or undertaking.

“Loss” or “Losses” means Liabilities, claims, damages, Actions, demands, assessments, adjustments, penalties, losses, costs and expenses whatsoever (including court costs, reasonable attorneys’ fees and expenses of investigation, and environmental costs, fees or expenses for investigation, remediation or removal), whether equitable or legal, matured or contingent, known or unknown, foreseen or unforeseen, ordinary or extraordinary, patent or latent and any and all judgments that may result from the foregoing.

“NSI Securities” has the meaning specified in Section 1.04.

“Patents” means U.S. Patent No. 10,163,199 and Patent No. 9,908,794

“Patents Purchase Agreement” means this Agreement

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization, Governmental Authority or other entity.

“Purchase Price” has the meaning specified in Section 1.02.

“Tax” or “Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, minimum, alternative minimum, estimated, sales, use, equity interests, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

“Third Party Claim” means any claim by a third party that may give rise to a claim for indemnification against any Indemnifying Party.

EXHIBIT B

PATENTS ASSIGNMENT

EXHIBIT C

ASSIGNMENT OF NATURALSHRIMP INCORPORATED SHARES

EXHIBIT D

EXHIBIT E

ESCROW AGREEMENT

SCHEDULE 1.01(b)

Intellectual Property Rights

1.             U.S. Patent No. 10,163,199, issued on December 25, 2018, titled “Recirculating Aquaculture System and Treatment Method for Aquatic Species.

2.             U.S, Patent No. 9,908,794 issued on March 6, 2018

3.             All other Intellectual Property Rights as such rights are defined in Exhibit A whether listed herein or not.